UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 12, 2007

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Cross Country Healthcare, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	0-33169	13-4066229
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6551 Park of Commerce Blvd., N.W., Boca Raton, FL 33487

(Address of Principal Executive Office) (Zip Code)

(561) 998-2232

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

On June 12, 2007, Cross Country Healthcare, Inc. (the “Company”), the Lenders from time to time party to the Company’s Credit Agreement, dated as of November 10, 2005 (“Credit Agreement”), and Wachovia Bank, National Association, a national banking association, as Administrative Agent for the Lenders entered into a First Amendment and Consent (“Amendment”) to the Credit Agreement.

Pursuant to the Amendment (filed as Exhibit 1.01), the Administrative Agent and Lenders consented to the acquisition by Cross Country Healthcare UK Holdco Limited, and indirect wholly-owned subsidiary of the Company, of all of the stock of Akos Limited. The acquisition of Akos Limited closed on June 6, 2007 and was reported on Form 8-K filed by the Company on June 12, 2007.

In addition, the Amendment revised the aggregate amount of Permitted Acquisitions during the term of the Agreement from $75 million to $125 million.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Exhibit	Description

1.01	First Amendment and Consent dated June 12, 2007, to the Credit Agreement dated November 10, 2005, by and among Cross Country Healthcare, Inc., the Lenders and Wachovia Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CROSS COUNTRY HEALTHCARE, INC.

By:	/s/ EMIL HENSEL
Name:	Emil Hensel
Title:	Chief Financial Officer

Dated:  June 15, 2007

LINKS

Item 1.01

Entry into a Material Definitive Agreement.

Item 9.01

Financial Statements and Exhibits.